UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2008
Red Trail Energy, LLC
(Exact Name of Registrant as Specified in Its Charter)

North Dakota	000-52033	76-0742311

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
P.O. Box 11, 3682 Highway 8 South
Richardton, North Dakota 58652
(Address of Principal Executive Offices)(Zip Code)
701-974-3308
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On May 21, 2008, Red Trail Energy, LLC (the “Company”) held its 2008 Annual Meeting of Members (the “Annual Meeting”). Selected financial data related to the year ended December 31, 2007, the three months ended March 31, 2008 and projections for the fiscal year 2008 were disclosed at the Annual Meeting. Copies of slides presented at the meeting along with a “Q&A” document provided to members at the Annual Meeting, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), are attached as Exhibit 99.1 and Exhibit 99.2, respectively and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
99.1	Various financial data disclosed in presentation at the Annual Meeting held May 21, 2008

99.2	Q&A document provided to members at the Annual Meeting held May 21, 2008
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially. The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC
Date: May 21, 2008	By /s/ Mick J. Miller
	Name:	Mick J. Miller
	Title:	President & CEO

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Various financial data disclosed in presentation at the Annual Meeting held May 21, 2008.

99.2	Q&A document provided to members at the Annual Meeting held May 21, 2008